Calculation of Filing Fee Tables
S-3
Galaxy Digital Inc.
Table 1: Newly Registered and Carry Forward Securities	☑Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Class A Common Stock, par value $0.001 per share	19,999,229	$ 727,084,410.13	S-1	333-290956	12/18/2025
2	Equity	Class A Common Stock, par value $0.001 per share	245,062,407	$ 5,741,812,196.01	S-1	333-287605	05/29/2025
Prospectus Note
[1]	a. No registration fee is payable in connection with the securities that were previously registered on Galaxy Digital Inc.'s (the "Company") registration statement on Form S-1 (File No. 333-290956), which was originally filed with the U.S. Securities and Exchange Commission (the "SEC") on October 20, 2026, as amended by Amendment No. 1 filed on December 9, 2025 and declared effective by the SEC on December 18, 2025, as supplemented by Prospectus Supplement No. 1, dated January 15, 2026 and No.2 dated February 26, 2026, (the "December Registration Statement"), because such shares are being transferred from the December Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the December Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. b. Represents the resale of the holders named in the December Registration Statement of up to 19,999,229 shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock") which includes (i) up to 12,777,778 shares of Class A Common Stock sold in a private placement and (ii) up to 7,221,451 shares of Class A Common Stock issuable upon the exchange of the 0.50% Exchangeable Senior Notes due 2031 issued by Galaxy Digital Holdings LP ("GDH LP").

[2]	a. No registration fee is payable in connection with the securities that were previously registered on the Company's registration statement on Form S-1 (File No. 333-287605), which was originally filed with the SEC on May 27, 2025 and declared effective by the SEC on May 29, 2025, as supplemented by Prospectus Supplement No. 1, dated June 12, 2025, No. 2, dated July 29, 2025, No. 3, dated August 5, 2025, No. 4, dated August 11, 2025, No. 5, dated August 15, 2025, No. 6, dated August 29, 2025, No. 7, dated October 14, 2025, No. 8, dated October 20, 2025, No. 9, dated October 30, 2025, No. 10, dated November 10, 2025, No. 11, dated January 15, 2026 and No. 12 dated February 26, 2026 (the "May Registration Statement"), because such shares are being transferred from the May Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the May Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. b. Represents the resale of the holders named in the May Registration Statement of up to 245,062,407 shares of Class A Common Stock which includes (i) up to 213,112,343 shares of Class A Common Stock issuable upon redemption or exchange of limited partnership units of GDH LP, (ii) up to 2,750,000 shares of Class A Common Stock held by certain selling stockholders, (iii) up to 16,562,570 shares of Class A Common Stock issuable upon exchange of the 3.00% Exchangeable Senior Notes due 2026 issued by GDH LP, and (iv) up to 12,637,494 shares of Class A Common Stock issuable upon the exchange of the 2.500% Exchangeable Senior Notes due 2029 issued by GDH LP.